Exhibit 10.1

FORM OF TIME VESTING RSU GRANT

STOCK UNIT AWARD AGREEMENT
For MEMBERS of the BOARD of DIRECTORS
under the
MIPS TECHNOLOGIES, INC.
1998 LONG-TERM INCENTIVE PLAN

This Stock Unit Award Agreement (the “Award Agreement”), dated as of the «Date_of_Grant» (the “Grant Date”), between MIPS Technologies, Inc., a Delaware corporation (the “Company") and «Recipient» (the "Recipient"), is made pursuant and subject to the provisions of the Company's Amended and Restated 1998 Long-Term Incentive Plan, and any future amendments thereto (the "Plan"). The Plan, as it may be amended from time to time, is incorporated herein by reference.

1.      Definitions.  All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan. All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.

2.      Award of Stock Units.  Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Award Agreement, the Company on this date awards to the Recipient «Shares_spelled_out» «Number_of_Shares» Stock Units (referred to hereinafter as the "Restricted Stock Units").  The Restricted Stock Units awarded herein do not represent an equity security of the Company and do not carry any voting or dividend rights.  Prior to actual distribution of Shares from any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.      Vesting Schedule.  Except as otherwise provided in this Award Agreement, the Restricted Stock Units shall vest and become non-forfeitable over a «Number» year period with «Number \ Percentage» of the Restricted Stock Units vesting on [each][the] anniversary of the Grant Date (each a “Vesting Date”) as set forth in the following vesting schedule, provided that the Recipient’s Continuous Service with the Company continues until the applicable Vesting Date:

Vesting Date                                                      Number of Restricted Stock Units Vesting
[________], 20[__]                                                      «Units_Vested_Year_1»
[________], 20[__]                                                      «Units_Vested_Year_2»
[________], 20[__]                                                      «Units_Vested_Year_3»

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and vesting shall occur only on the applicable Vesting Date.

4.      Payment for Vested Restricted Stock Units; Forfeiture of Unvested Units.  Except as otherwise provided in Section 13 hereof, as soon as practicable after each Vesting Date but in no event more than 2 ½ months after the later of the end of the calendar year or the Company’s fiscal year in which the Vesting Date occurs, the Recipient shall receive one share of Stock for each vested Restricted Stock Unit that has vested on such Vesting Date, free and clear of the restrictions set forth in this Award Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates representing such Shares shall be delivered to the Recipient or electronic delivery shall be made to a brokerage account satisfactory to the Company as promptly as practical following the Recipient becoming entitled to receive such Shares.  Any Restricted Stock Units that are not vested as of the termination of Recipient’s Continuous Service shall automatically and immediately be forfeited on the date of the termination of Recipient’s Continuous Service and the Recipient shall not be entitled to any Shares for such forfeited Restricted Stock Units.

5.      Tax Withholding.  To the extent the Company is required to withhold from the Recipient, the Recipient shall pay to the Company, or make arrangements satisfactory to the Plan Administrator for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of Restricted Stock Units (including without limitation the vesting thereof) and any Dividend Equivalents or other distributions made by the Company to the Recipient with respect to the Restricted Stock Units as and when the Company determines those amounts to be due.

6.      Non-Transferability of Restricted Stock Units.  No Restricted Stock Units shall be transferable or assignable by the Recipient, other than by will or the laws of descent and distribution.   The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  No transfer by will or the laws of descent and distribution of any Restricted Stock Units shall be effective to bind the Company unless the Plan Administrator shall have been furnished with notice with a copy of the will and/or such evidence as the Plan Administrator may deem necessary to establish the validity of the transfer and a Statement of Acknowledgement, in a form acceptable to the Company, executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Award Agreement relating to the Restricted Stock Units that are or would have been applicable to the Recipient.

7.      Vesting Acceleration upon Death, Retirement or Disability of Recipient.  If Recipient’s Continuous Service terminates as a result of death, retirement from the Board or Disability, then this Award shall vest on an accelerated basis so that this Award is fully vested as of the date of Recipient’s termination of Continuous Service.

8.      Change of Control or Capitalization.

(a) Change in Capitalization Structure.  In the event of a change in the Company’s capital structure, the provisions of Section 10(c) of the Plan shall apply to this Award of Restricted Stock Units.

(b) Corporate Transaction.  In the event of a Corporate Transaction, the provisions of Section 9 of the Plan shall apply to this Award of Restricted Stock Units.

(c) Vesting Acceleration in Connection with a Change in Control.  If, (a) in connection with a Change in Control, the Recipient is asked to resign as a Director or (b) within twenty-four (24) months after the consummation of a Change in Control, (i) the Recipient is asked to resign from the board of directors of the Company (or its successor) or the Recipient’s Continuous Service is terminated by the Company (or its successor) without Cause or (ii) the Recipient is not nominated for re-election to the board of directors of the Company (or its successor), then this Award shall vest on an accelerated basis so that this Award is fully vested as of the date of such resignation or termination.

9.      No Restriction On Right Of Company To Effect Corporate Changes. This Award and Award Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.           Legal Compliance.  No Shares shall be issued pursuant to this Award Agreement unless such issuance complies with Applicable Laws.

11.           Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Company and Recipient.  This agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

12.           Venue. All disputes, controversies, claims, actions or causes of action arising out of this Award Agreement between the parties hereto shall be brought, heard and adjudicated by the state and federal courts located in the State of

California, with venue in the County of Santa Clara. Each of the parties hereto hereby consents to personal jurisdiction by such courts located in the State of California in connection with any such dispute, controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by federal law or the law of the State of California, as applicable.

13.      Section 409A.

(a)      General. To the extent that the requirements of Section 409A are applicable to this Award Agreement, it is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Award Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), and the provisions of this Award Agreement shall be construed in a manner consistent with that intention.  If the Recipient or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

(b)      No Representations as to Section 409A Compliance.  Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Award Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Award Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(c)      6 Month Delay for Specified Recipients.

(i)      If the Recipient is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of the Recipient’s “Separation from Service” shall be made before the date that is six months after the Recipient’s “Separation from Service” (or, if earlier, the date of the Recipient’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A.  Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii)           For purposes of this provision, the Recipient shall be considered to be a “Specified Employee” if, at the time of his or her separation from service, the Recipient is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(d)      No Acceleration of Payments.  Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Award Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

14.           No Guarantee of Continued Service.  Recipient acknowledges and agrees that the vesting of this Award pursuant to the vesting schedule hereof is earned only by continuing as a service provider at the will of the Company (not through the act of being hired, appointed or elected, being granted this Award or acquiring shares hereunder).  Recipient further acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere in any way with Recipient’s right or the Company’s right  (or the Company’s stockholders’ right) to terminate Recipient’s relationship as a service provider at any time, with or without cause, in accordance with Applicable Laws.

15.      Recipient’s Acknowledgment.  Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof.  Recipient acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award.

16.           Recipient’s Acceptance of Provisions of Plan Control and Decision of Plan Administrator.  In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall govern.  Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Award Agreement, including with respect to the interpretation or administration of the Plan and/or this Award Agreement.  Recipient further agrees to notify the Company upon any change in his or her residence address in order for the Company’s records to be kept up to date.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed by a duly authorized officer, and the Recipient has affixed his or her signature hereto.

MIPS Technologies, Inc.

By:

RECIPIENT

«Recipient»